Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 3, 2020 relating to the financial statements of Montrose Environmental Group, Inc., appearing in Registration Statement No. 333-239542, as amended.

/s/ Deloitte & Touche LLP

Costa Mesa, California

September 1, 2020